Exhibit 99.1

Contact:	Dennis M. Fink Director, Investor Relations (617) 342-6244

FOR IMMEDIATE RELEASE

CABOT ANNOUNCES THIRD QUARTER OPERATING RESULTS
EPS $0.62 versus ($0.09) in prior year

BOSTON, MA (July 26, 2004) – Cabot Corporation (CBT/NYSE) today announced earnings of $42 million ($0.62 per diluted common share) for the third quarter ended June 30, 2004, compared with a loss of $5 million ($0.09 per diluted common share) for the year ago quarter. There was no impact on results from after tax charges from certain items and discontinued operations in the third quarter ended June 30, 2004, in contrast to $34 million of after tax charges ($0.57 per diluted common share) for the year ago quarter. Details concerning charges from certain items and discontinued operations, which are not included in the business segment results discussed later in this release, are included in Exhibit I to this press release.

     Kennett F. Burnes, Cabot’s Chairman and CEO, said, “We are pleased to report strong performance in our core businesses as well as continued progress in our inkjet and cesium formate businesses during the quarter. The company benefited from increasing demand across all markets and regions, as well as continued cost improvements resulting from our “excellence” initiative which we began implementing last year to improve our overall operating performance.”

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     Chemical Business - For the quarter ended June 30, 2004, the Chemical Business segment had 12% volume growth and reported a 50% increase in year over year segment profit, from $30 million in the third quarter of fiscal year 2003 to $45 million in the third quarter of fiscal year 2004. Within the Chemical Business segment, carbon black’s profit was $10 million higher than the same quarter last year. This improvement resulted from stronger volumes, lower operating costs resulting from the “excellence” initiative, and positive currency translation of foreign earnings, offset partially by a decline in variable margins. The sequential quarter profit improvement of $3 million was due primarily to stronger demand. During the quarter the carbon black business also entered into an additional long-term carbon black supply agreement with an existing major tire customer that expands the geographic scope of its contracted supply arrangements with that customer.

     In the third quarter, profits in Cabot’s fumed metal oxides business were $3 million higher than the same quarter last year due mainly to volume growth and the favorable cost impact of the “excellence” initiative. Sequentially, although volumes remained strong, profits were $2 million lower primarily due to timing of certain operating costs.

     During the third quarter, the inkjet colorants business continued to deliver strong growth in the OEM and after-market segments. Sales volumes for this business were 39% higher in the third quarter of fiscal 2004 than in the same quarter last year, and 6% higher sequentially. The inkjet business is solidly profitable, with profits doubling compared to the third quarter of fiscal 2003 and increasing 32% sequentially.

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     Supermetals Business - In the third quarter of fiscal 2004, the Cabot Supermetals Business earned $18 million of segment profit reflecting higher tantalum powder volume and lower operating costs, offset in part by unfavorable currency translation of foreign earnings. This strong performance represents a $4 million increase in segment profit compared to the same period of 2003, which had benefited from $15 million of profit from contracted intermediate product sales that ended at the end of that year. Sequentially, segment profit was $2 million more than the second quarter of 2004 mainly due to higher volumes and lower operating costs.

     Specialty Fluids Business – In the third quarter of fiscal 2004, Cabot Specialty Fluids was active on five jobs. Although some revenue from these jobs was recognized this quarter, the majority will be recognized when the jobs are completed, which is expected to occur in the fourth quarter. Segment profit was $1 million more than in the third quarter of 2003 due to the increased activity. Sequentially, segment profit was $3 million less than the prior quarter due primarily to the timing of the completion of jobs.

     With respect to the future, Burnes said, “We have benefited from the strengthening economy and are cautiously optimistic about continued strong performance in our core businesses, despite some seasonal decline in the carbon black business. In addition, we expect further cost savings from our “excellence” program and increasingly favorable results from our inkjet and cesium formate businesses.”

     For those interested in more detailed information on Cabot’s Third Quarter 2004 results, please see the Supplemental Business Information available today on the Company’s website in the Investor Relations section: http://w3.cabot-corp.com/earnings.cfm.

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     Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

     Forward-Looking Information: Included above are forward-looking statements relating to management’s expectations regarding future profits, new business growth, the Company’s product development program and the possible achievement of the Company’s financial goals. Actual results may differ materially from the results anticipated in the forward-looking statements included in this press release due to a variety of factors, including domestic and global economic conditions, such as market supply and demand, prices and costs and availability of raw materials; fluctuations in currency exchange rates; patent rights of others; stock market conditions; the timely commercialization of products under development by the Company (which may be disrupted or delayed by technical difficulties, market acceptance, competitors’ new products, as well as difficulties in moving from the experimental stage to the production stage); the Company’s ability to successfully manage acquisitions; demand for our customers’ products; competitors’ reactions to market conditions; the accuracy of the assumptions used by the Company in establishing a reserve for its share of liability for respirator claims; and the outcome of pending litigation and governmental investigations. Other factors and risks are discussed in the Company’s 2003 Annual Report on Form 10-K.

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Third Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2004	2003	2004	2003
SALES
Chemical Business	$398	$366	$1,148	$1,028
Supermetals Business	86	92	258	294
Specialty Fluids	4	6	14	11

Segment sales (A)	488	464	1,420	1,333
Unallocated and other (B)	4	4	18	11

Net sales and other operating revenues	$492	$468	$1,438	$1,344

SEGMENT PROFIT (LOSS)
Chemical Business	$45	$30	$115	$76
Supermetals Business	18	14	55	82
Specialty Fluids	—	(1)	1	(2)

Total Segment Profit (C)	63	43	171	156
Interest expense	(8)	(7)	(23)	(21)
General unallocated income (expense) (D)	2	(48)	(1)	(70)
Less: Equity in net income of affiliated companies, net of tax	(2)	(2)	(5)	(3)

Income from continuing operations before income taxes	55	(14)	142	62
Provision for income taxes	(13)	6	(34)	(11)
Equity in net income of affiliated companies, net of tax	2	2	5	3
Minority interest in net income, net of tax	(3)	(2)	(6)	(5)

Net income from continuing operations	41	(8)	107	49
Discontinued operations:
Income from operations of discontinued businesses, net of tax (E)	1	3	1	3
Net income	42	(5)	108	52
Dividends on preferred stock	—	—	(2)	(2)

Net income available to common shares	$42	$(5)	$106	$50

Diluted earnings per share of common stock
Net income from continuing operations	$0.61	$(0.14)	$1.56	$0.70
Income from operations of discontinued businesses (E)	$0.01	$0.05	$0.01	$0.04

Net income	$0.62	$(0.09)	$1.57	$0.74

Weighted average common shares outstanding
Diluted (F)	69	59	69	70

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I.

(E)	Income related to insurance recoveries for discontinued businesses, net of tax.

(F)	Commencing in Fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

Third Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2004	2003	2004	2003
Net sales and other operating revenues	$492	$468	$1,438	$1,344
Cost of sales	363	367	1,071	998

Gross profit	$129	$101	$367	$346

Selling and administrative expenses	56	82	165	191
Research and technical expenses	13	27	39	51

Income from operations	$60	($8)	$163	$104
Other income and expense
Interest and dividend income	2	1	5	3
Interest expense	(8)	(7)	(23)	(21)
Other income (expense)	1	—	(3)	(24)
Total other income and expense	(5)	(6)	(21)	(42)

Income from continuing operations before income taxes	55	(14)	142	62

Provision for income taxes	(13)	6	(34)	(11)
Equity in net income of affiliated companies, net of tax	2	2	5	3
Minority interest in net income, net of tax	(3)	(2)	(6)	(5)

Net income from continuing operations	41	(8)	107	49
Discontinued operations:
Income from operations of discontinued businesses, net of tax (A)	1	3	1	3
Net income	42	(5)	108	52
Dividends on preferred stock	—	—	(2)	(2)

Net income available to common shares	$42	$(5)	$106	$50

Diluted earnings per share of common stock
Net income from continuing operations	$0.61	$(0.14)	$1.56	$0.70
Income from operations of discontinued businesses (A)	$0.01	$0.05	$0.01	$0.04

Net income	$0.62	$(0.09)	$1.57	$0.74

Weighted average common shares outstanding
Diluted (B)	69	59	69	70

(A)	Income related to insurance recoveries for discontinued businesses, net of tax.

(B)	Commencing in Fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

Third Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	June 30,	September 30,
In millions	2004	2003
	(unaudited)
Current assets	$1,145	$1,111
Net property, plant and equipment	894	913
Other non-current assets	341	284

Total assets	$2,380	$2,308

Current liabilities	$340	$352
Non-current liabilities	896	877
Stockholders’ equity	1,144	1,079

Total liabilities and stockholders’ equity	$2,380	$2,308

Working capital	$805	$759

CABOT CORPORATION

	Fiscal 2003					Fiscal 2004
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY
Sales
Chemical Business	$309	$352	$366	$345	$1,371	$351	$399	$398		$1,148
Supermetals Business	96	107	92	96	390	87	85	86		258
Specialty Fluids	2	3	6	5	15	1	9	4		14

Segment Sales (A)	407	462	464	446	1,776	439	493	488		$1,420
Unallocated and other (B)	3	4	4	5	19	7	7	4		18

Net sales and other operating revenues	$410	$466	$468	$451	$1,795	$446	$500	492		$1,438

Segment Profit (Loss)
Chemical Business	$24	$23	$30	$11	$88	$27	$43	$45		$115
Supermetals Business	32	36	14	27	108	21	16	18		55
Specialty Fluids	(1)	(1)	(1)	1	(2)	(2)	3	—		1

Total segment profit (loss) (C)	55	58	43	39	194	46	$62	63		171

Interest expense	(7)	(7)	(7)	(7)	(28)	(7)	(7)	(8)		(23)
General unallocated income (expense) (D)	(2)	(20)	(48)	3	(67)	—	(3)	2		(1)
Less: Equity in net income of affiliated companies, net of tax	(1)	(1)	(2)	(2)	(5)	(2)	(1)	(2)		(5)

Income (loss) from Continuing Operations before income taxes	45	30	(14)	33	94	37	51	55		142
(Provision) benefit for income taxes	(11)	(6)	6	(7)	(17)	(8)	(13)	(13)		(34)
Equity in net income of affiliated companies, net of tax	1	1	2	2	5	2	1	2		5
Minority interest in net income, net of tax	(2)	(2)	(2)	(1)	(7)	(1)	(3)	(3)		(6)

Income (Loss) from Continuing Operations	33	23	(8)	27	75	30	36	41		107
Discontinued Operations
Income (Loss) from Operations of Discontinued Businesses, net of income taxes (E) (F)	—	—	3	2	5	(1)	1	1		1

Net Income (Loss)	33	23	(5)	29	80	29	37	42		108
Dividends on preferred stock	(1)	(1)	—	(1)	(3)	(1)	(1)	—		(2)

Net income (loss) available to common shares	$32	$22	($5)	$28	$77	$28	$36	$42		$106

Diluted earnings per share of common stock
Net income (loss) from Continuing Operations	$0.48	$0.33	$(0.14)	$0.38	$1.08	$0.43	$0.53	$0.61		$1.56
Income (Loss) from Operations of Discontinued Businesses (E) (F)	—	—	0.05	0.02	0.06	(0.01)	0.01	0.01		0.01

Total	$0.48	$0.33	$(0.09)	$0.40	$1.14	$0.42	$0.54	$0.62		$1.57

Weighted average common shares outstanding
Diluted (G)	70	70	59	70	70	68	69	69		69

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and certain items.

(E)	Additional income in Fiscal 2003 and Q3 2004 related to insurance recoveries for discontinued businesses, net of tax.

(F)	Amounts in Q1 and Q2 2004 relate to litigation associated with a previously divested business, net of tax.

(G)	Commencing in Fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

Third Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CERTAIN ITEMS AND RESULTS FROM DISCONTINUED OPERATIONS — Exhibit I

The following table delineates Cabot’s net income (loss) and provides detail of certain items and results from discontinued operations for the third quarter of fiscal 2004 and 2003 in both million dollars pre-tax and cents per share after tax.

Periods ended June 30	Three Months				Nine Months
Dollars in million pre-tax, except as noted	2004	2004	2003	2003	2004	2004	2003	2003
(unaudited)	$	per share	$	per share	$	per share	$	per share
Net Income (Loss)	$42	$0.62	$(5)	$(0.09)	$108	$1.57	$52	$0.74

Certain items and discontinued operations:
Restructuring initiatives	(1)	(0.01)	(17)	(0.23)	(4)	(0.05)	(18)	(0.19)
Investment impairment charges	—	—	—	—	—	—	(22)	(0.21)
Insurance recoveries	—	—	1	0.02	—	—	2	0.02
Reserve for respirator claims	—	—	(20)	(0.26)	—	—	(20)	(0.22)
In-process research and development	—	—	(14)	(0.15)	—	—	(14)	(0.13)
Other non-operating items	—	—	—	—	(1)	(0.01)	—	—

Subtotal of certain items	(1)	(0.01)	(50)	(0.62)	(5)	(0.06)	(72)	(0.73)
Discontinued operations	1	0.01	4	0.05	1	0.01	4	0.04

Total certain items and discontinued operations pre-tax	—	—	(46)	(0.57)	(4)	(0.05)	(68)	(0.69)

Total certain items and discontinued operations after tax	$—	$—	$(34)	$(0.57)	$(3)	$(0.05)	$(48)	$(0.69)

The following table delineates certain items as represented in the various lines in Cabot’s Statement of Operations for the three and nine months ended June 30, 2004 and 2003.

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2004	2003	2004	2003
Statement of Operations Line Item
Cost of sales	$(1)	$(9)	$(3)	$(9)
Selling and administrative expenses	—	(27)	(1)	(27)
Research and technical expenses	—	(14)	—	(14)
Other (charges) income	—	—	(1)	(22)

Total certain items pre-tax	$(1)	$(50)	$(5)	$(72)